UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation)	57-0248695
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately provided by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual registrant is furnished by such registrant on its own behalf. South Carolina Electric & Gas Company makes no representation as to information relating to SCANA Corporation or its subsidiaries (other than South Carolina Electric & Gas Company and its consolidated affiliates).

Item 8.01 Other Events

SCANA Corporation (SCANA) and South Carolina Electric & Gas Company (SCE&G) are filing this report on Form 8-K to update investors on several recent developments relating to the company.

As described in SCANA and SCE&G’s combined Form 10-Q for the quarterly period ended June 30, 2018, on June 29, 2018, SCE&G filed a lawsuit in the United States District Court for the District of South Carolina (District Court) challenging the constitutionality of a recently-enacted South Carolina law (Act 258) and joint resolution (S.954). Act 258 requires the Public Service Commission of South Carolina (SCPSC) to order a reduction in the portion of SCE&G’s retail electric rates associated with the abandoned new nuclear project previously approved by the SCPSC from approximately 18% of the average residential electric customer’s bill to approximately 3.2%. In the lawsuit, SCE&G also asked the District Court to issue an injunction prohibiting the SCPSC from implementing Act 258.

Following a hearing on SCE&G’s motion for the issuance of a preliminary injunction on July 30-31, 2018, the District Court entered an order denying SCE&G’s motion on August 6, 2018. On August 7, 2018, SCE&G filed a notice of appeal with the District Court and, on August 8, 2018, filed a motion with the United States Court of Appeals for the Fourth Circuit (Court of Appeals) seeking emergency relief and a preliminary injunction to prevent Act 258 from being implemented pending appeal of the District Court’s order. Responsive pleadings concerning SCE&G’s motion are due to be filed with the Court of Appeals by August 15, 2018.

As a result of the District Court’s denial of the preliminary injunction, SCE&G began implementing the rate reductions and retroactive credits required by Act 258 commencing with the first billing cycle of August 2018. In addition, following the District Court’s order, two rating agencies have downgraded the credit ratings of SCANA, SCE&G and other SCANA subsidiaries. Presently, the issuer ratings for SCANA are considered below investment grade by two agencies; the senior unsecured debt ratings for SCANA are considered below investment grade by all three rating agencies; the issuer ratings for SCE&G are considered to be at investment grade by two agencies and its senior secured debt ratings (including its first mortgage bonds ratings which were just downgraded by two agencies) remain at investment grade by all three agencies; and the issuer ratings for Public Service Company of North Carolina, Inc. (PSNC Energy) are considered to be at investment grade by one agency and below investment grade by one agency, while PSNC Energy’s senior unsecured debt ratings remain at investment grade by all three agencies. In addition, the commercial paper ratings for SCANA are at investment grade by one agency and below investment grade by two agencies, although the commercial paper ratings for SCE&G and other SCANA subsidiaries are at investment grade by two agencies and below investment grade by one agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

Date: August 10, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller